Exhibit 19.2

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              10

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
                                                                     -------------
      Total                                                      $3,594,764,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $12,923,601.29                $1,498.68          $12,925,099.97
  Repurchased Loan Proceeds Related to Interest                          25,284.80                     0.00               25,284.80
                                                                         ---------                     ----               ---------
      Total                                                         $12,948,886.09                $1,498.68          $12,950,384.77

  Servicer Advances:
  Principal Advances                                                         $0.00                $2,831.06               $2,831.06
  Interest Advances                                                   3,041,344.27                   443.02            3,041,787.29
                                                                      ------------                   ------            ------------
      Total                                                          $3,041,344.27                $3,274.08           $3,044,618.35

  Principal:
  Principal Collections                                             $61,200,720.36               $22,478.44          $61,223,198.80
  Prepayments in Full                                                30,671,654.81                 2,102.70           30,673,757.51
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,140,724.40                     0.00            1,140,724.40
  Payahead Draws                                                              0.00                 2,140.38                2,140.38
                                                                              ----                 --------                --------
      Total                                                         $93,013,099.57               $26,721.52          $93,039,821.09

  Liquidation Proceeds                                                                                                $1,512,473.72
  Recoveries from Prior Month Charge-Offs                                                                                 55,735.47
                                                                                                                          ---------
      Total Principal Collections                                                                                    $94,608,030.28

  Principal Losses for Collection Period                                                                              $4,376,804.18
  Total Regular Principal Reduction                                                                                  $97,419,456.33

  Total Collections                                                                                                 $110,603,033.40

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $110,603,033.40
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
                                                                                                                               ----
      Total                                                                                                         $110,603,033.40



                                     Page 1

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              10

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,242,931.35        $2,242,931.35                $0.00
   Amount per $1,000 of Original Balance               0.62                 0.62                 0.00
  Net Swap Payment, Tranche A2 B                 $526,429.33
  Net Swap Payment, Tranche A3 B               $1,709,786.66

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     927,126.53           927,126.53                0.00                 0.00                0.00
   Class A2 B Notes                     512,145.01           512,145.01                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                     957,066.67           957,066.67                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $6,088,935.84        $6,088,935.84               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $6,441,365.84        $6,441,365.84               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $99,682,520.22

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        14,349,134.70
   Regular Principal Distribution Amount     78,176,943.62
                                             -------------
      Principal Distribution Amount         $92,526,078.32

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       43,725,347.50
   Class A2 B Notes                                       48,800,730.82
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $92,526,078.32

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $92,526,078.32

  Collections Released to Servicer                        $7,156,441.90

  Total Available for Distribution         $110,603,033.40
  Total Distribution (incl. Servicing Fee) $110,603,033.40


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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              10

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              84.90                    1.80                    86.70
  Class A2 B Notes                                              84.90                    0.89                    85.79
  Class A3 A Notes                                               0.00                    3.45                     3.45
  Class A3 B Notes                                               0.00                    1.23                     1.23
  Class A4 Notes                                                 0.00                    3.96                     3.96
  Class B Notes                                                  0.00                    4.32                     4.32
  Class C Notes                                                  0.00                    4.79                     4.79
      Total Notes                                              $26.25                   $1.73                   $27.98

  Class D Certificates                                          $0.00                   $5.00                    $5.00

  Total Notes and Certificates:                                $25.74                   $1.79                   $27.53

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,527,068,138.63       0.7170456                $2,434,542,060.31       0.6907917
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            374,596,576.43       0.7273014                   330,871,228.93       0.6424060
  Class A2 B Notes                            418,077,562.20       0.7273014                   369,276,831.38       0.6424060
  Class A3 A Notes                            388,858,000.00       1.0000000                   388,858,000.00       1.0000000
  Class A3 B Notes                            776,000,000.00       1.0000000                   776,000,000.00       1.0000000
  Class A4 Notes                              393,322,000.00       1.0000000                   393,322,000.00       1.0000000
  Class B Notes                               105,728,000.00       1.0000000                   105,728,000.00       1.0000000
  Class C Notes                                70,486,000.00       1.0000000                    70,486,000.00       1.0000000
  Class D Certificates                         70,486,000.00       1.0000000                    70,486,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,597,554,138.63       0.7225938                $2,505,028,060.31       0.6968547

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.11%                                           7.12%
  Weighted Average Remaining Maturity (WAM)             43.42                                           42.56
  Remaining Number of Receivables                     179,939                                         176,481
  Portfolio Receivable Balance              $2,691,517,623.41                               $2,594,093,353.44

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $7,690,943.62
  Specified Credit Enhancement Amount                                                                        $25,940,933.53
  Yield Supplement Overcollateralization Amount                                                              $81,374,349.51
  Target Level of Overcollateralization                                                                      $89,065,293.13

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $18,249,989.91
  Specified Reserve Account Balance                                                                           18,249,989.91
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             18,249,989.91
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $18,249,989.91
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              10


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,512,473.72
  Recoveries from Prior Month Charge-Offs                                                                                $55,735.47
  Total Principal Losses for Collection Period                                                                        $4,376,804.18
  Charge-off Rate for Collection Period (annualized)                                                                          1.25%
  Cumulative Net Losses for all Periods                                                                              $14,805,844.72


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         3,430                $51,394,008.43
  61-90 Days Delinquent                                                                           525                 $7,669,785.17
  91-120 Days Delinquent                                                                          173                 $2,665,079.18
  Over 120 Days Delinquent                                                                        159                 $2,520,433.25

  Repossesion Inventory                                                                           430                 $6,716,975.65


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        1.1121%
  Preceding Collection Period                                                                                               1.2030%
  Current Collection Period                                                                                                 1.2753%
  Three Month Average                                                                                                       1.1968%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.3584%
  Preceding Collection Period                                                                                               0.4190%
  Current Collection Period                                                                                                 0.4856%
  Three Month Average                                                                                                       0.4210%



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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2002
  Distribution Date                                                                                                       1/15/2003
  Transaction Month                                                                                                              10

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $8,686,625.38                    $16,638.47
  New Advances                                                                           3,016,855.68                      3,274.08
  Servicer Advance Recoveries                                                            2,812,091.03                      2,864.14
                                                                                         ------------                      --------
  Ending Servicer Advances                                                              $8,891,390.03                    $17,048.41

  Current Month Interest Advances for Prepaid Loans                                        $24,488.59                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $2,451.40
  Additional Payaheads                                                                                                     4,286.82
  Payahead Draws                                                                                                           4,297.32
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                         $2,440.90

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